Exhibit 10.15
FIRST AMENDMENT TO LEASE AGREEMENT
     THIS FIRST AMENDMENT TO LEASE AGREEMENT (this “Amendment”), is made this 14th day of January, 2005, by and between First Industrial, L. P., a Delaware limited partnership (“Landlord”), and ZARS, Inc., a Utah corporation (“Tenant”). In the event of a conflict between the terms and conditions of this Amendment and the Lease, the terms and conditions of this Amendment shall prevail.
RECITALS
     WHEREAS, Tenant entered into a Lease Agreement dated May 29, 2003 (“Lease”), for approximately 9,540 square feet known as 1142 West 2320 South, STE A, West Valley City, Utah, (“Premises”).
WITNESSETH
     NOW, THEREFORE, in consideration of the covenants contained in this Amendment and said Lease and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties desire to amend said Lease as follows:
1.	The Premises will be expanded to include Suite C at 1142 West 2320 South, West Valley City, UT 84119 consisting of 5,000 square feet (“Expansion Space”), beginning January 24, 2005 through December 31, 2007, as shown on Exhibit A attached hereto. Accordingly, the total area of the Premises will then be 14,540 square feet.
2.	The Base Rent for the Premises shall be as follows on a monthly basis beginning January 24, 2005:

01/24/05 — 02/28/05	$5,003.00
03/01/05 — 02/28/06	$7,803.00
03/01/06 — 02/28/07	$8,046.00
03/01/07 — 12/31/07	$8,288.00
3.	In addition to the Base Rent outlined in paragraph 2 above, Tenant shall pay monthly, as outlined in the Lease, Section 3, Operating Expenses, each and every month of the Lease Term.
4.	The Expansion Space is provided to Tenant “AS-IS”. However, Landlord will provide up to $15,000.00 towards remodeling the Expansion Space to accommodate Tenant’s growth. Said $15,000.00 must be spent on or before December 31, 2005 and records of expenditures presented to Landlord for reimbursement or said $15,000.00 will be forfeited.
5.	In the event that Suite D, consisting of 2,960 square feet becomes available on 01/10/07 Landlord hereby offers said space to Tenant at the Base Rent rate of $1,726.00 per month plus Operating Expenses through 12/31/07. Tenant must inform Landlord of Tenant’s desire to lease said space no later than July 1, 2006 and space will be taken in “As-Is” condition. This paragraph will be null and void should Tenant exercise its rights under paragraph 7., below.
6.	Provided that the Lease is in full force and effect and Tenant is not in default under any of the terms of the lease for the previous twelve months of the Term, and the Premises are occupied by the original Tenant named herein, Landlord hereby grants to Tenant the option to extend the Term of this Lease (the “Renewal Option”) on the same terms, conditions and provisions as contained in the Lease, except as otherwise provided herein, for one period of one (1) year (the “Renewal Term”). In order to exercise the Renewal Option, Tenant must give Landlord written notice thereof no later than July 1, 2007 to renew through December 31, 2008. The annual Base Rent for the Premises consisting of 14,540 square feet during the Renewal Term shall be equal to $8,537.00 per month. Furthermore if Tenant leases STE D as outlined in paragraph 5., above, then the Base Rent due on STE D for the Renewal Term shall be $1,778.00. This paragraph will be null and void should Tenant exercise its rights under paragraph 7., below.

7.	Providing Tenant is not in default of any section of the Lease, Landlord will grant Tenant the right to terminate the Lease as of January 01, 2007, by giving Landlord written notice to do so no later than March 31, 2006. Along with said written notice, Tenant shall pay to Landlord six months of Base Rent and Operating Expense as a Termination Fee. If Tenant delivers said notice and pays the associated Termination Fee at the same time, this Lease shall terminate effective as of January 01, 2007 and all parties shall be released from any further obligations under the Lease, except Tenant shall remain liable for all rental due prior to the effective termination date and the parties shall remain liable for all other prior accruing and unfulfilled obligations.
     All other terms and conditions of the Lease shall remain in full force and effect and said Lease is hereby confirmed and ratified accordingly.
IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date and year first written above.

LANDLORD:		TENANT:

First Industrial, L.P., a Delaware limited partnership, by First Industrial Realty Trust, a Maryland corporation, its sole partner		ZARS, Inc., a Utah corporation

By:	/s/ James Merrill	By:	/s/ Larry Rigby
Name:	James Merrill	Name:	Larry Rigby
Its:	Regional Director	Its:	President and CEO

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